                                                                    EXHIBIT 10.1





                           BEVERLY ENTERPRISES, INC.
                         1996 LONG-TERM INCENTIVE PLAN


SECTION 1.  PURPOSE

Beverly Enterprises, Inc. (hereinafter referred to as the "Company"), a Delaware corporation, hereby establishes the Beverly Enterprises, Inc. 1996 Long-Term Incentive Plan (the "Plan") to promote the interests of the Company and its stockholders through the (i) attraction and retention of executive officers and other key employees essential to the success of the Company; (ii) motivation of executive officers and other key employees using performance-related incentives linked to longer-range performance goals and the interests of Company stockholders; and (iii) enabling of such employees to share in the long-term growth and success of the Company. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, and any other Stock Unit Awards or stock-based forms of awards as the Committee may determine under its sole and complete discretion at the time of grant.

SECTION 2.  DEFINITIONS

Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

2.2 "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

2.3 "Award" means individually or collectively, a grant under this Plan of any one of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Bonus Stock or Other Stock Unit Awards.

2.4 "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan.

2.5 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

2.6 "Board" or "Board of Directors" means the Board of Directors of the Company.

2.7 "Bonus Stock" means an Award granted pursuant to Section 10 of the Plan expressed as a Share which may or may not be subject to restrictions.

2.8 "Cashless Exercise" means the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the Exercise Price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm.

2.9 "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

            (a) Any person, corporation or other entity or group, including any "group" as defined in Section 13 (d) (3) of the Exchange Act, becomes the beneficial owner of Shares having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or

            (b) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

            (c) If at any time, (i) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (ii) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property,
                  (iii) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (iv) the Company shall sell or otherwise transfer 50% or more of the assets or earnings power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.11 "Committee" means the Compensation Committee of the Board which will administer the Plan pursuant to Section 3 herein, provided however, any member who is not both a "disinterested director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) shall not serve as a Committee member for the purpose of this Plan unless there would otherwise be less than two members of the Committee.

2.12 "Common Stock" or "Stock" means the Common Stock of the Company, with a par value of $.10 per share, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

2.13 "Company" means Beverly Enterprises, Inc., including all Affiliates and wholly owned Subsidiaries, or any successor thereto.

2.14 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162 (m) (3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Performance Period.

2.15 "Department" means the Compensation and Benefits Department of the Company.

2.16 "Designated Beneficiary" means the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

2.17 "Disability" means (i) the mental or physical disability, either occupational or non-occupational in origin, of the Participant defined as "Total Disability" in the Disability Plan of the Company currently in effect and as amended from time to time; or (ii) a determination by the Committee of "Total Disability" based on medical evidence that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent.

2.18 "Divestiture" means the sale of, out sourcing of, or closing by, the Company of the business operations in which the Participant is employed, or the elimination of the Participant's position at the Company's discretion.

2.19 "Early Retirement" means retirement of a Participant from employment with the Company after age 55, but prior to age 65, as approved by the Committee.

2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.21 "Exercise Price" means the price per share determined on the Grant Date by the Committee, provided that except as set forth in Section 6.2, the Exercise Price shall not be less than 100% of Fair Market Value on the Grant Date.

2.22 "Executive Officer" means any employee designated by the Company as an officer or any employee covered by Rule 16b-3 of the Exchange Act.

2.23 "Fair Market Value" means, on any given date, the closing price of Stock as reported on the New York Stock Exchange composite tape on such day or, if no Shares were traded on the New York Stock Exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by such source as the Committee may select.

2.24 "Full-time Employee" means an employee designated by the Company's Department as being a "permanent, full-time employee" who is eligible for all plans and programs of the Company set forth for such employees. This designation excludes all part-time, temporary, or contract employees or consultants to the Company.

2.25 "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Section 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of
            Section 422 of the Code.

2.26 "Key Employee" means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

2.27 "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

2.28 "Normal Retirement" means the retirement of any Participant at age 65 or at some earlier date if approved by the Committee.

2.29        "Option" means an Incentive Stock Option or a Nonqualified Stock
            Option.

2.30 "Other Stock Unit Award" means awards, granted pursuant to Section 11 herein, of Stock or other securities that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

2.31 "Participant" means a Key Employee who has been granted an Award under the Plan.

2.32 "Performance Criteria" or "Performance Goals" or "Performance Measures" mean the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives are earned which shall consist of any one or more of the following business or financial goals of the
            Company: absolute or relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, any of its subsidiaries, divisions or other areas of the Company.

2.33 "Performance Award" means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

2.34 "Performance Period" means the time period designated by the Committee during which performance goals must be met.

2.35 "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the value of Stock in a manner deemed appropriate by the Committee and described in the Agreement.

2.36 "Performance Unit" means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the attainment of pre-established performance goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Agreement.

2.37 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 8 herein.

2.38        "Person" shall have the meaning ascribed to such term in Section 3
            (a) (9) of the Exchange Act and used in Sections 13 (d) and 14 (d) thereof, including a "group" as defined in Section 13 (d).

2.39 "Plan" means the Beverly Enterprises, Inc. 1996 Long-Term Incentive Plan as herein described and as hereafter from time to time amended.

2.40 "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Section 8 herein.

2.41 "Restricted Stock Unit" means a fixed or variable dollar denominated right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 8 of the Plan.

2.42 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-29131 (April 26,
            1991), or any successor rule as amended from time to time.

2.43 "Section 16" means Section 16 of the Exchange Act, or any successor section under the Exchange Act, and as amended from time to time and as interpreted by regulations and rules promulgated thereunder from time to time.

2.44 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

2.45 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.46        "Shares" means shares of the Common Stock of the Company.

2.47 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Exercise Price of a related Option or the Fair Market Value of the Stock on the Date of Grant of the Stock Appreciation Right.

2.48 "Subsidiary" means a corporation in which the Company owns, either directly or through one or more of its Subsidiaries, at least 50% of the total combined voting power of all classes of stock.



SECTION 3.  ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee which shall have full authority and all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend or repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical for types of awards nor for the same type of award to different participants; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The Committee may take action by a meeting in person, by unanimous written consent, or by meeting with the assistance of communications equipment which allows all Committee members participating in the meeting to communicate in either oral or written form. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

3.2 Selection of Participants. The Committee shall have sole and complete discretion in determining those Key Employees who shall participate in the Plan. The Committee may request recommendations for individual awards from the Chief Executive Officer of the Company and may delegate to the Chief Executive Officer of the Company the authority to make Awards to Participants who are not Executive Officers of the Company or Covered Participants, subject to a fixed maximum Award amount for such a group and a maximum Award amount for any one Participant, as determined by the Committee. Awards made to the Executive Officers or Covered Participants shall be determined by the Committee.

3.3 Committee Decisions. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its stockholders, employees, Participants, and Designated Beneficiaries, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Company to be approved by the Company's Board of Directors or stockholders prior to any such sale, award or grant.

3.4 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3 or Section 162(m).

3.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses incurred from their administration of the Plan. Such reasonable expenses include, but are not limited to, attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all reasonable amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

SECTION 4.  ELIGIBILITY

The Committee in its sole and complete discretion shall determine the Key Employees, including officers, who shall be eligible for participation under the Plan, subject to the following limitations: (i) no non-Employee director of the Company shall be eligible to participate under the Plan; (ii) no member of the Committee shall be eligible to participate under the Plan; (iii) no person owning, directly or indirectly, more than 5% of the total combined voting power of all classes of stock of the Company shall be eligible to participate under the Plan; and (iv) only Full-Time Employees shall be eligible to participate under the Plan.

SECTION 5.  SHARES SUBJECT TO THE PLAN

5.1 Number of Shares. Subject to adjustment as provided in Section 5.4 herein and except as limited below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 4,000,000 Shares which may be in any combination of Options, Stock Appreciation Rights; Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, or Other Stock Unit Awards. No more than 2,000,000 Shares may be issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock or Other Stock Unit Awards. Shares of Common Stock may be available from the authorized, but unissued Shares or Shares acquired by the Company, including Shares purchased in the open market. Except as provided in Sections 5.2 and 5.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

5.2 Lapsed Awards of Forfeited Shares. Except as provided below, in the event that (i) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or (ii) if Shares issued pursuant to the Awards are canceled or forfeited for any reason, such Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan. Notwithstanding the above, with respect to Covered Participants, Options may not be granted that exceed the maximum number of Shares for which Options may be issued to the Participants hereunder and cancelled or forfeited Shares shall continue to be counted against the maximum aggregate number of Shares that may be granted pursuant to Awards.

5.3 Delivery of Shares as Payment. In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired Shares the number of Shares available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant.

5.4 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Exercise Price and the aggregate number, type and class of Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Committee deems appropriate, based on the occurrence of a number of specified and non-specified events. Such specified events are discussed in this Section 5.4, but such discussion is not intended to provide an exhaustive list of such events which may necessitate such adjustments.

(a) If the outstanding Shares are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such Shares, for a different number of Shares or type of securities, or if additional Shares or new or different Shares or other securities are distributed with respect to such Shares, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of shares of Stock available for the Plan as provided in Section 5.1 herein, (ii) the type of shares or other securities available for the Plan, (iii) the number of shares subject to any then outstanding Awards under the Plan, and (iv) the price (including Exercise Price) for each share (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

(b) In the event other events not specified above in this Section 5.4, such as any extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee in its discretion may make adjustments to any or all of (i) the number and type of shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan, (ii) the Exercise Price of any Award made under the Plan thereafter, and (iii) the number and Exercise Price of each Share (or other kind of shares or securities) subject to then outstanding awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

(c) Any adjustment made by the Committee pursuant to the provisions of this
    Section 5.4 subject to approval by the Board of Directors, shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such an adjustment, the calculation method of such adjustment, and the change in price and the number of Shares or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments.

SECTION 6.  STOCK OPTIONS

6.1 Grant of Stock Options. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees as it shall determine. The Committee shall have sole and complete discretion in determining the type of

Option granted, the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability of the Options, the conditions under which the Option may be terminated and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Agreement. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option not intended to be within the provisions of Section 422 of the Code.

6.2 Exercise Price. The Exercise Price per Share covered by an Option shall be determined at the time of grant by the Committee, subject to the limitation that the Exercise Price shall not be less than 100% of Fair Market Value on the Grant Date. However, Options issued upon assumption of an acquired company's options may be issued at an Exercise Price less than 100% of the Fair Market Value.

6.3 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Agreement and need not be the same for each Participant. However, for Participants subject to Section 16, no Option granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or Disability of the Participant, or a Change in Control of the Company), nor after the expiration of ten years from the Grant Date.

6.4 Method of Exercise. Options shall be exercised by the delivery of a written notice from the Participant to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price
for the Shares.   The Exercise Price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Shares with respect to which the option is exercised, issued in the Participant's name.

SECTION 7.  STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time. For Participants subject to Section 16, no Stock Appreciation Rights granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or disability of the Participant, or a Change in Control of the Company), nor after the expiration of ten years from the Grant Date.

7.2 Exercise Price. The Exercise Price of each Stock Appreciation Right shall be determined on the grant date by the Committee, subject to the limitation that the Exercise Price shall not be less than 100% of Fair Market Value on the Grant Date.

7.3 Exercise. The Participant is entitled to receive an amount equal to its excess of the Fair Market Value over the Exercise Price thereof on the date of exercise of the Stock Appreciation Right. However, for administrative purposes, the Committee may determine that, with respect to any Stock Appreciation Right that is not related to an Incentive Stock Option and that can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value is the highest. The Committee may alter such determination at any time and such change may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights granted thereafter.

7.4 Payment. Payment upon exercise of the Stock Appreciation Right shall be made in the form of cash, Shares or a combination thereof, as determined in the sole and complete discretion of the Committee. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash.

SECTION 8.   RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants, and in such amounts and for such duration of the Period of Restriction and/or conditions of removal of restrictions as it shall determine. Participants receiving Restricted Stock and Restricted Stock Units are not required to pay the Company therefor (except for applicable tax withholding).

8.2 Restricted Stock Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of Shares of Restricted Stock granted; and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Agreement: (i) restrictions on acceleration or achievement of terms of vesting based on any business or financial goals of the Company, including: absolute or relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, earnings per share, return on equity, cash flow, operating margin or net worth of the Company, any of its Subsidiaries, divisions or other areas of the Company; and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Exchange Act, the Securities Act, any securities trading system or stock exchange upon which such Shares under are listed.

8.3 Nontransferability. Except as provided in this Section 8 and subject to applicable law, the Shares of Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the

Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

8.4 Removal of Restrictions. Except as otherwise noted in this Section 8, Restricted Stock and Restricted Stock Units covered by each Award shall be provided to and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. Except as specifically provided in this Section 8, the Committee shall have no authority to reduce or remove the restrictions or to reduce or remove the Period of Restriction without the
express consent of the stockholders of the Company.   Except where
performance-based conditions or restrictions are placed on the grant, or except in the event of the death or disability of the Participant, or a Change in Control of the Company, the minimum Period of Restriction shall be three (3) years, which Period of Restriction would permit the removal of restrictions on no more than one-third (1/3) of the Restricted Stock or Restricted Stock Units at the end of the first year following the Grant Date, and the removal of the restrictions on an additional one-third (1/3) at the end of each subsequent year. Except in the event of the death or disability of the Participant, or a Change in Control of the Company, no restrictions may be removed from Restricted Stock or Restricted Stock Units during the first year following the Grant Date. If there are performance-based conditions placed on the grant of Restricted Stock or Restricted Stock Units the total Period of Restriction shall be no less than one (1) year from the Grant Date.

8.5 Voting Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.

8.6 Dividends and Other Distributions. During the Period of Restriction, Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

SECTION 9.  PERFORMANCE AWARDS

9.1 Grant of Performance Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee at any time and from time to time may grant Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Goals and Performance Period as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

9.2 Value of Performance Awards. The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Goals are met will determine the value of the Performance Unit or Performance Share to the Participant. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee.
The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The terms and conditions of each Performance Award will be set forth in an Agreement.

9.3 Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Goals established by the Committee and set forth in the Agreement have been satisfied.

9.4 Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made as prescribed by the Committee.

SECTION 10.  BONUS STOCK

Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may award Shares of Bonus Stock to Participants without cash consideration. The Committee shall determine and indicate in the related Agreement whether such Shares of Bonus Stock shall be unincumbered of any restrictions (other than those advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in Section 9. In the event the Committee assigns any restrictions on the Shares of Bonus Stock then such Shares shall be subject to at least the following restrictions:

    (a) No Shares of Bonus Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated if such Shares are subject to restrictions which have not lapsed or have not been vested.

    (b) If any condition of vesting of the Shares of Bonus Stock are not met, all such Shares subject to such vesting shall be delivered to the Company and cancelled (in a manner determined by the Committee) within 60 days of the failure to meet such conditions without any payment from the Company.

SECTION 11.  OTHER STOCK UNIT AWARDS

11.1 Grant of Other Stock Unit Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Other Stock Unit Award under this
Section 11 or as an Award granted pursuant to Sections 6 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as "Rules") of the Award. The Agreement shall specify the Rules of each Award as determined by
the Committee.   However, each Other Stock Unit Award need not be subject to identical Rules.

11.2  Rules.   The Committee, in its sole and complete discretion, may grant an
Other Stock Unit Award subject to the following Rules:

      (a) Common Stock or other securities issued pursuant to Other Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant or a Change in Control of the Company. For Participants subject to Section 16 and to the extent Other Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3 a Participant's rights with respect to such Awards shall not: (i) vest or be exercisable until the expiration of at least six months from the Award Date, nor (ii) be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by laws of descent and distribution. All rights with respect to such Other Stock Unit Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

      (b) Other Stock Unit Awards may require the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

      (c) The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of the Other Stock Unit Awards.

      (d) Other Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

      (e) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

SECTION 12.  SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

Awards subject to Performance Criteria paid to Covered Participants under this Plan shall be governed by the conditions of this Section 12 in addition to the requirements of Sections 8, 9, 10 and 11 above. Should conditions set forth under this Section 12 conflict with the requirements of Sections 8, 9, 10 and 11, the conditions of this Section 12 shall prevail.

      (a) All Performance Measures relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m). Performance Measures may include alternative and multiple Performance Measures and may be based on one or more business criteria. In establishing Performance Measures, the Committee shall consider one or more of the following business or financial goals of the Company: absolute or relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, earnings per share, return on equity, cash flow, operating margin or net worth of the Company, any of its Subsidiaries, divisions, or other areas of the Company.

      (b) The Performance Measures must be substantially uncertain of attainment at the time established, must be objective and must satisfy third party "objectivity" standards under Section 162(m).

      (c) The Performance Measures shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

      (d) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Measures relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

      (e) The maximum Award that may be paid to any Covered Participant under the Plan pursuant to Sections 8, 9, 10 and 11 for any Performance Period is the lessor of $1 Million or 100 percent of the Covered Participant's base salary as of the first day of that Performance Period. The maximum number of Shares subject to Options Stock Appreciation Rights or Restricted Stock granted to any Covered Participant for any fiscal year shall be 300,000.

      (f) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 12.

SECTION 13.  GENERAL PROVISIONS

13.1 Plan Term. The Plan was adopted on April 11, 1996 by the Board. Subject to stockholder approval, the Plan shall be effective on July 1, 1996; however, no Stock, rights or Options may be sold, awarded or granted under the Plan until the Company is in receipt of a Registration Statement under the Securities Act covering the Shares to be issued under the Plan. Any Stock, right, or Options granted under this Plan prior to stockholder approval of the Plan, shall be granted subject to such approval.

The Plan terminates December 31, 2006; however, all Awards made prior to, and outstanding on such date, shall remain valid in accordance with their terms and conditions.

13.2 Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards. In the event an

Award is paid in the form of Common Stock, the Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Common Stock, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

13.3 Awards. Each Award shall be evidenced in a corresponding Agreement provided in writing to the Participant, which shall specify the terms, conditions and any Rules applicable to the Award, including but not limited to the effect of a Change in Control, or death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant on the Award.

13.4 Nontransferability. No Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or the laws of descent and distribution or, except in the case of an ISO, by a qualified domestic relations order. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of any Participant in an Award.

13.5 No Right to Employment. No granting of an Award shall be construed as a right to employment with the Company.

13.6 Rights as Stockholder. Subject to the Award provisions, no Participant or Designated Beneficiary shall be deemed a stockholder of the Company nor have any rights as such with respect to any Shares to be provided under the Plan until he or she has become the holder of such Shares. Notwithstanding the aforementioned, with respect to Stock granted as Restricted Stock, Bonus Stock or Other Stock Unit Awards under this Plan, the Participant or Designated Beneficiary of such Award shall be deemed the owner of such Shares provided herein. As such, unless contrary to the provisions herein or in any such related Agreement, such stockholder shall be entitled to full voting, dividend and distribution rights as provided any other Company stockholder for as long as the Participant continues to be deemed the owner of such stock.

13.7 Construction of the Plan. The Plan, and its rules, rights, agreements and regulations, shall be governed, construed, interpreted and administered solely
in accordance with the laws of the state of Delaware.   In the event any
provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

13.8 Amendment of Plan. The Committee or Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval which is a requirement for exemptive relief under Section 16(b) of the Exchange Act or which is a requirement for the performance-based
compensation exception under Section 162(m).    The Committee in its discretion
may amend the Plan so as to conform with local rules and regulations subject to any provisions to the contrary specified herein.

13.9 Amendment of Award. In its sole and complete discretion, the Committee may at any time amend any Award for the following reasons: (i) additions and/or changes to the Code, any federal or state securities law, or other law or regulations applicable to the Award, made prior to the Date of Grant, and such additions and/or changes have some effect on the Award; or (ii) any other event not described in clause (i) occurs and the Participant gives his or her consent to such amendment, provided however, except for capital adjustments described in Section 5.4, the Committee may not reduce the Exercise Price of an Award.

13.10 Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Award, subject to the conditions of such Award, each Participant shall be considered in agreement that all Shares sold or awarded and all Options granted under this Plan shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" in pension, retirement, life insurance, and other employee benefits arrangements of the Company, except as determined otherwise by the Company. In addition, each Designated Beneficiary of a deceased Participant shall be in agreement that all such Awards will be exempt from inclusion in "wages" or "salary" for purposes of calculating benefits of any life insurance coverage sponsored by the Company.

13.11 Legend. In its sole and complete discretion, the Committee may elect to legend certificates representing Shares sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such shares.

13.12 Certain Participants. All Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of
Section 162(m) unless the Committee in its discretion determines that any such Award to a Covered Participant is not intended to qualify for the exemption for performance-based compensation under Section 162(m).

13.13 Change in Control. In the event of a Change in Control, the Committee is permitted to accelerate the payment or vesting and release any restrictions on any Awards.